EXHIBIT 10.11

DEED OF LEASE

THIS DEED OF LEASE is made this May 8, 2003, by and between HAYNES CHIPPENHAM PLAZA, L.L.C., a Virginia limited liability company, party of the first part (hereinafter referred to as “Landlord”); and COLONIAL DOWNS, L.P., a Virginia limited partnership, party of the second, part (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord is the owner of certain real property, lying and being in the City of Richmond, Virginia, and known as 6550 Hull Street Road, Richmond, Virginia, containing approximately 11,457 square feet (the “Premises”), more particularly described on a plat, a copy of which is attached hereto and marked “Exhibit A,” together with the right to use the driveways, parking areas, sidewalks and other common areas of the Shopping Center (as defined herein) as provided herein (the “Common Areas”) located in Haynes Plaza more particularly shown on “Exhibit A” (the “Shopping Center”); and

WHEREAS, Landlord wishes to lease the Premises with all improvements thereon to Tenant, and Tenant wishes to lease the Premises with all improvements thereon from Landlord; and

NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00), in hand paid by Tenant to Landlord, and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged by each of the parties hereto, Landlord hereby grants to Tenant a lease for the Premises from Landlord, subject to the following terms and conditions:

ARTICLE 1

Lease Period

1.1 Initial Term. The initial term of this Lease shall commence on the earlier to occur of (i) the date Tenant opens for business at the Premises or (ii) April 1, 2004, provided the conditions set forth in Article 21 hereof are satisfied or waived (such date being referred to as the “Commencement Date”), and shall continue for a period of five (5) years thereafter (such period being referred to as the “Initial Term”).

1.2 Renewal Term. Tenant shall have the right, six (6) months’ prior written notice to Landlord given prior to the Initial Term and any subsequent term, as applicable, to extend the term of this Lease for up to four (4) additional terms of five (5) years each upon a rent as set forth in paragraph 2.1 herein.

ARTICLE 2

Payment of Rental and Deposit

2.1 Amount.

(a) The Tenant shall pay to Landlord annual rental, which shall be paid in equal monthly installments, in advance, the first installment being payable upon the execution of this Lease by the parties hereto and similar installments being due and payable on the first (1st) day of each and every calendar month. Annual rental is as follows:

Period Covered	Annual Amount

Commencement Date through end of Initial Term	Seven Dollars ($7.00) per square foot of gross leasable area in the Premises

First Five (5)-Year Option	Eight Dollars ($8.00) per square foot of gross leasable area in the Premises

Second Five (5)-Year Option	Nine Dollars ($9.00) per square foot of gross leasable area in the Premises

Third Five (5)- Year Option	Ten Dollars ($10.00) per square foot of gross leasable area in the Premises

Fourth Five (5)-Year Option	Eleven Dollars ($11.00) per square foot of gross leasable area in the Premises

(b) If any payment is not paid when due under this Lease and is delinquent for more than fifteen (15) days, the Tenant agrees to pay a late charge of five cents ($.05) for each dollar for each and every monthly installment that becomes overdue. Such charge is acknowledged and agreed, by Landlord and Tenant, to be a charge other than interest and to be fully earned and non-refundable when due.

(c) In the event that Tenant fails to timely pay any installment of annual rental or any other amount due Landlord, after the expiration of all cure periods, such unpaid installment or amount shall bear interest at the Prime Rate of Bank of America, from time to time, plus three percent (3%) until paid. In the event that Tenant fails to pay any other items required to be paid by Tenant hereunder, then and in that event Landlord may, but shall not be obligated to, pay the same and add the amount paid, together with interest at the Prime Rate of Bank of America, from time to time, plus three percent (3%) until paid, to the amount of the next annual installment of rent to be paid by the Tenant hereunder; and if Landlord pays any other amount to correct a default by Tenant (including reasonable costs, expenses, and attorney’s fees in connection therewith), or Tenant pays any amount to correct a default by Landlord, such nondefaulting party may, but shall not be obligated to, add or deduct, as the case may be, the amount paid, together with interest at the above rate, to the amount of the next installment of rent to be paid by Tenant hereunder. Any amount so added shall be deemed to be rent.

2.2 Place of Payments. All rent payable by Tenant to Landlord under this Lease shall be paid to Landlord at the address provided in paragraph 5.1 herein, or at such other address as shall be designated by notice given, as provided in this Lease.

2.3 Determination of Premises Area. For purposes of determining rent and Tenant’s pro-rata share of CAM and Taxes, the gross leasable area of the Premises shall be computed by measuring from the center line of interior walls to the outside of exterior walls and shall exclude elevator shafts, stairwells, ductwork, and mezzanines, and any mechanical rooms or closets or equipment areas not exclusively serving the Premises. If Tenant elects to use the “Satellite Dish Area” described herein, or the rooftop area as provided herein, such areas shall also expressly be excluded from gross leasable area.

ARTICLE 3

Title

3.1 Ownership. Landlord warrants and represents that Landlord is the sole owner of fee simple title to the Premises and that no other person, partnership, corporation, or other entity has the right to lease (as defined herein) or possess the Premises. Landlord also represents to Tenant that title to the Premises is free of all liens, leases, and encumbrances and is insurable by a title policy issued by a reputable title insurance company at its standard rates, subject only to current City Taxes, not yet due and payable, and general utility and drainage easements, which do not adversely affect the use of the Premises.

ARTICLE 4 – Intentionally Deleted.

ARTICLE 5

Notices

5.1 Addresses. All notices, demands, and delivery of surveys and any and all other communications that may be or are required to be given to or made by either party to the other in connection with this agreement shall be in writing and shall be deemed to have been properly given if sent by overnight courier or by United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

If to Landlord:

Haynes Furniture Company, Inc.,

a Virginia corporation

ATTN: Senior Vice President

5324 Virginia Beach Boulevard

Virginia Beach, Virginia 23462

With a copy to:

H. David Embree, Esquire

Hofheimer Nusbaum, P.C.

1700 Dominion Tower

Norfolk, Virginia 23510

If to Tenant:

Colonial Downs, L.P.

10515 Colonial Downs Parkway

New Kent, VA 23124

ATTN: Ian M. Stewart

With a copy to:

James L. Weinberg, Esquire

Hirschler Fleischer

701 East Byrd Street (23219)

P.O. Box 500

Richmond, VA 23218-0500

or at such other address as Landlord or Tenant may have designated from time to time by written notice to the other party hereto. The date of service of such notices shall be the date such notices are mailed by the addressor.

ARTICLE 6

Demised Premises

6.1 Premises. The Landlord does hereby demise and lease unto Tenant, and Tenant does hereby take and lease from Landlord, the Premises, being all that certain parcel of land, with the improvements thereon and appurtenances thereunto belonging, lying and being in the City of Richmond, Virginia, and being more particularly described on “Exhibit A” attached hereto, for the term, upon the rentals, and conditions hereinafter set forth.

ARTICLE 7

Possession

7.1 Possession. Exclusive possession of the Premises shall be given to Tenant as of the date on which the conditions precedent set forth in Article 21 below are either satisfied or waived, as evidenced by written notice to Landlord. Tenant shall have the right of entry from and after execution of this Lease at all reasonable times to inspect, survey, measure and evaluate the Premises.

ARTICLE 8

Parking and Common Areas; Signage

8.1 Access/Parking. Tenant shall have the non-exclusive use, in common with others, of the parking areas, entrances, drive aisles, roadways, means of ingress and egress, service areas and other common areas of the Shopping Center, subject to Landlord’s adoption of reasonable uniformly applied and enforced rules and regulations provided that Landlord reserves the right to designate a portion of the parking spaces immediately adjacent to Harbor Freight Tools in the area shown on Exhibit A-1 as “Harbor Freight Exclusive Parking” for exclusive use by Harbor Freight customers. Landlord hereby agrees that Tenant shall also have exclusive use of those ten (10) parking spaces located adjacent to the Premises designated on Exhibit A-1 hereto as “Tenant’s Exclusive Parking”. Tenant shall have the right to erect signs on Tenant’s Exclusive Parking spaces identifying such parking as “Exclusive Parking for Colonial Downs – Violators will be Towed at Owner’s Expense”, or similar language. Landlord shall have no liability to Tenant in the event other tenants or occupants park in such spaces and shall not be obligated to police parking usage provided, however, Landlord agrees to validate in writing that Tenant has been granted such rights, hereby authorizes Tenant to tow vehicles which may park in such spaces and shall support Tenant’s rights to take such action in any dispute, controversy, proceeding, litigation or otherwise to the fullest extent possible including sending supporting notices and letters. Landlord further warrants that it shall provide and maintain at all times not less than seven hundred twenty-five (725) parking spaces in the Shopping Center for use by Tenant.

8.2 Signs. Tenant is hereby granted an exclusive easement to either (i) erect a pole sign of at least forty (40) feet in height along the west end of the Shopping Center so that it is visible from Chippenham Parkway in a location to be determined as provided herein or (ii) erect a sign on the roof of the existing Haynes Furniture Store, in either case, subject to approval by governmental authorities having jurisdiction over such sign. Tenant will be permitted only to erect one of the two signs described above. Tenant may also, at its election, erect two (2) exterior signs on the front and rear walls of the Premises. If Tenant erects a sign on the roof pursuant to these provisions, Tenant will repair any and all damage to the roof resulting from the posting of such sign. The design and location of the signs shall be subject to Landlord’s approval, not to be withheld, delayed or conditioned unreasonably. Landlord shall have ten (10) days to approve any submission of signage from Tenant. If not disapproved with reasons for disapproval stated by written notice to Tenant within such ten (10) day period, such submission shall be deemed approved. Tenant shall bear all costs in erecting such signs and shall be responsible for obtaining all governmental approvals requested therefore. Landlord agrees to join in and timely support all applications for permits, licenses and approvals necessary to erect and assemble such signs. Landlord shall also permit Tenant to place its sign panel on one of the currently vacant sign panels on the existing pylon for the Shopping Center as shown on Exhibit B. All signs shall be available to Tenant throughout the term of this Lease and any renewal.

8.3 Communications Installations. Tenant shall also have the exclusive right to use, throughout the term of this Lease and any renewal, at no additional expense, an area in the Shopping Center, in a location reasonably acceptable to Landlord and Tenant (the “Satellite Dish Area”) for installation, maintenance, operation, repair and replacement of satellite and other telecommunications equipment, provided all necessary governmental approvals are obtained by Tenant at Tenant’s expense. Tenant shall pay to Landlord any increased real estate taxes solely resulting from Tenant’s installations in the Satellite Dish Area, on demand after Landlord receives any bills which include such additional taxes. Landlord and Tenant shall work in good faith to agree on a mutually acceptable location for the Satellite Dish Area during the ninety (90) day period following execution hereof.

ARTICLE 9

Hazardous Materials

9.1 Environmental Requirements. Neither Landlord nor Tenant shall allow, permit or cause: (i) the generation, accumulation, storage, release or threat of release of hazardous substances, pollutants, hazardous waste or toxic materials as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended, Toxic Substances Control Act of 1976, Resource Conservation and Recovery Act of 1976 or in any other federal, state or local law (and all regulations promulgated under any of the same) as such laws are amended from time to time (collectively, “Hazardous Substances”), on the Premises, including, but not limited to, polychlorinated biphenyls (PCBs) and asbestos, but not including hazardous substances which are used or disposed of by Tenant in its usual operations provided same are used, stored, handled and disposed of in compliance with all applicable laws and regulations, (ii) the spilling or leaking of petroleum products on or from the Premises (other than immaterial quantities in connection with the operation of motor vehicles); (iii) the draining, filling or modification of wetlands (as defined in federal, state or local law, regulation or ordinance) on the property on which the Premises is located; (iv) the disposal of any hazardous substances, hazardous waste or toxic materials, or (v) any other environmental condition with regard to the Premises which could result in liability for an owner or operator of the Premises.

9.2 Indemnification. Landlord shall, at all times, indemnify, defend and hold harmless Tenant against and from any and all claims, liens, suits, actions, debts, damages, costs, losses, liabilities, obligations, judgments, and expenses (including, without limitation, court costs and attorneys’ fees), of any nature whatsoever, arising from any prior use or operation of the Premises or Shopping Center and arising from or relating to Landlord’s acts which result in (i) non-compliance with any Federal, state or local environmental statutes including, without limitation, RCRA and CERCLA, as amended, or (ii) the release or discharge or disposal of any Hazardous Substance affecting the Premises or surrounding areas. The term Hazardous Substances shall include building materials and building components including, without limitation, asbestos contained in or comprising building materials or building components.

Tenant shall indemnify, defend and hold Landlord harmless against and from any and all claims, liens, suits, actions, debts, damages, costs, liabilities, obligations, judgments and expenses (including without limitation, court costs and attorneys fees) arising (i) from or out of Tenant’s non-compliance with any applicable Federal, state, or local environmental statutes, or (ii) from or out of the release or discharge or disposal by Tenant of any such Hazardous Substances on or in the Premises or surrounding area.

ARTICLE 10

Taxes, Assessments, and Commissions

10.1 Payment of Additional Rent. Subject to the limits in paragraph 10.5 below, Tenant shall pay its actual Prorata Share of Taxes (as defined herein) (see paragraph 10.2) and its share of CAM costs (see paragraph 10.3) to Landlord for periods after the Commencement Date. Tenant shall pay its share of Taxes within thirty (30) days after Tenant receives a copy of the paid Tax bill. Tenant shall pay its share of CAM costs on the first day of each month, commencing on the Rent Commencement Date and continuing on a monthly basis throughout the Lease Term. Tenant’s monthly payments shall be equal to one-twelfth (1/12) of Tenant’s actual CAM cost payment for the previous year, but for the period from the Commencement Date until the end of the first full calendar year after that date Tenant shall make estimated monthly payments in an amount reasonably determined by Landlord prior to the Commencement Date. Within 120 days after the expiration of each calendar year, Landlord shall furnish to Tenant Landlord’s annual statement of expenses, itemized by category (“Landlord’s Reconciliation”) and such other documentation as Tenant reasonably requests. Tenant shall pay to Landlord within thirty (30) days after Tenant’s receipt of Landlord’s Reconciliation any outstanding deficiency for the foregoing calendar year. If Landlord’s Reconciliation reflects an overpayment by Tenant for the calendar year, Tenant shall be given a credit against CAM costs for the ensuing calendar year (or in the last year of the Lease Term, Tenant shall be given a cash refund of overpayment within thirty (30) days after the date of receipt of Landlord’s Reconciliation). Tenant’s “Prorata Share” for purposes of computing CAM costs and Taxes hereunder shall be the gross leasable area of the Premises (determined pursuant to paragraph 2.3 above) (excluding mezzanines) divided by the gross leasable area of all buildings (including the Building) in the Shopping Center (excluding mezzanines), and adjusted when necessary to reflect new leasable area (but shall not be increased if buildings in the Shopping Center are removed by casualty, condemnation, or otherwise). However, any increase in Tenant’s CAM costs and Taxes payment shall be limited as provided in paragraph 10.5 herein. CAM costs and Taxes shall be prorated for partial years. Landlord waives Taxes and CAM costs that are not billed within 24 months from the date due. The provisions of this Lease shall not be deemed to require Tenant to pay, by whatever name called, municipal, state, county, or federal income or receipts or excess profits Taxes assessed against Landlord, or municipal, county, state, or federal capital levy, estate, succession, inheritance, gift, or transfer Taxes of Landlord, or corporation franchise Taxes imposed upon any corporate owner of the fee of the Premises, or any tax, whatever form it takes, in lieu of any such Taxes.

10.2 Taxes. “Taxes” means all real estate Taxes and other levies and assessments against the Shopping Center (unless the Building is separately assessed), except (a) Taxes on undeveloped land in the Center; (b) Taxes on land in any out parcel area; (c) Taxes levied by special taxing districts; and (d) income, excess profit, estate, franchise, development, transfer, recordation and similar Taxes. Landlord shall send Tenant a copy of assessment notices at least 15 days before the appeal deadline. If Tenant requests that Landlord appeal a Taxes assessment, including any assessment on Tenant’s satellite dish installation, and if Landlord declines to appeal, Tenant may appeal that assessment at no cost to Landlord, but Landlord shall cooperate, and Tenant may deduct its appeal expenses from any Taxes refund obtained as a result of the appeal. Neither party may compromise an appeal without the other’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

10.3 CAM. “CAM costs” means Landlord’s direct, out-of-pocket costs, charges, and expenses reasonably paid to “Third Parties” (i.e., parties that are neither Landlord nor affiliates of Landlord) or otherwise incurred as obligations to Third Parties by Landlord (without markups) in connection with cleaning, maintaining, repairing and insuring the Common Areas in accordance with Landlord’s obligations hereunder (including a third party management fee not to exceed 5% of those costs if outside management is employed), the premium for the casualty and liability insurance required under paragraph 15.1, and utilities such as water and sanitary sewer on master meters which serve multiple Tenants in the Shopping Center and parking lot lighting. However, “CAM costs” do not include: (1) the cost of any capital expenditures, provided that such capital expenditure costs shall be depreciated on a straight-line basis according to generally accepted accounting principles over their useful life for federal income tax purposes with only the annual straight-line depreciation attributable to the given lease year being included in CAM costs for such lease year, so long as such capital item reduces or eliminates a CAM cost that otherwise would have been payable by Tenant (but for this provision); (2) the cost of repairing or replacing any portion of the Common Area, the original construction of which was defective or where the repair or replacement is necessitated by Landlord’s negligent acts or omissions, or default of Landlord’s obligations under this Lease; (3) the cost of repairs that are covered by guaranties and/or warranties, or that are reimbursed, in whole or in part, by insurance, other tenants, or otherwise by third parties; (4) any Taxes or assessments levied against any portion of the Common Area (including without limitation any interest and penalties on such Taxes); (5) costs (other than reasonable grass cutting costs) to maintain unimproved land; (6) interest, late charges and/or penalties imposed on any CAM costs; (7) business license fees; (8) the cost of investigating, monitoring or remedying any environmental condition; (9) the cost of any improvements, repairs and maintenance (a) caused by or resulting from the negligence or acts or omissions of Landlord or (b) required in order to permit the occupation of space in the Center by other tenants, their respective agents, contractors, employees, and/or invitees (including without limitation any painting, redecorating or other work performed by Landlord for any tenant or prospective tenant); (10) the cost of any repairs, improvements, electricity, special cleaning or overtime services provided solely for the benefit of any other tenant or leasable area in the Center; (11) the cost of compliance with applicable legal requirements which are applicable to initial construction of the Improvements, supervision, profit, and/or general overhead, other than a possible 5 % administrative fee as set forth in this paragraph; (12) depreciation other than as set forth above with respect to capital expenditures; (13) interest on and amortization of debt; (14) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty, whether or not insured, or repairs required by a condemnation; (15) rent payable under any lease to which this Lease is subject such as a ground or underlying lease; (16) costs incurred as a result of any violation by Landlord of such underlying or ground lease or any mortgage; (17) costs incurred as a result of enforcing leases against other tenants in the Center or in defense of Landlord’s title (including, without limitation, legal fees); or (18) salaries, wages, benefits or Taxes of employees, managing agents’ fees or leasing agents’ commissions. On 20 days’ notice to Landlord, Tenant may inspect or audit the CAM records at Landlord’s headquarters, not more often than annually. Tenant shall conduct any audit with a C.P.A. or accountant paid by Tenant, using generally accepted auditing standards, and not unreasonably interfering with Landlord’s business. Landlord shall promptly pay any overcharge of CAM costs due, and if the overcharge exceeds 5% of CAM costs due, Landlord also shall pay the audit cost.

10.4 Tenant’s Right to Contest. Intentionally deleted.

10.5 Annual Cap. Payments due from Tenant under paragraphs 10.1 and 10.2 above shall be subject, however, to an annual cap on increases. In no event shall Tenant’s combined payments under paragraphs 10.1 and 10.2 in the first year exceed One Dollar ($1.00) per square foot leased. Such amounts shall not increase in any subsequent year by an amount in excess of (i) the aggregate percentage change in the CPI Price Index over the 12 month period immediately preceding the first day of the 2nd and each succeeding lease year, as applicable, multiplied by (ii) Tenant’s actual Prorata Share of CAM costs and Taxes for the immediately preceding lease year (as limited by this paragraph 10.5).

“CPI Price Index” means the Consumer Price Index, U.S. City Average, All Urban Consumers, All Items (1982-1984=100) published by the Bureau of Labor Statistics of the United States Department of Labor or, if the Bureau of Labor Statistics discontinues such publication, then any other corresponding standard cost of living index then prepared and published by the U.S. Government, such determination shall be made effective as of the first day of 2nd and each subsequent lease year (each, an “Adjustment Date”). The aggregate percentage change in the CPI Price Index for such period shall be a fraction, the numerator of which is the CPI Price Index in effect on the Adjustment Date and the denominator of which is the Price Index in effect as of the first day of the immediately preceding lease year.

ARTICLE 11

Construction of Improvements; Use of Premises

11.1 Landlord’s Improvements. Landlord shall cause the Common Areas and Shopping Center to meet all requirements of the Americans with Disabilities Act related to access. Landlord shall also cause all utilities, other than water and sanitary sewer, to be separated from other tenant utility lines, stubbed into the Building and separately metered. Tenant acknowledges that since water cannot be subjected to separate metering, neither can sanitary sewer service. Landlord has installed a full interior sprinkler system to the Premises and shall bear any costs necessary to make such existing sprinkler system compliant with all applicable laws. Tenant shall have the right to modify the existing interior sprinkler systems and related equipment in accordance with Tenant’s final approved plans and specifications for the Premises at Tenant’s expense. Tenant, at Tenant’s sole expense, shall also be responsible for any other work, alterations or improvements necessary for Tenant to obtain a valid certificate of occupancy for the Premises. However, if repairs, alterations or improvements to the structural components of the Premises, systems or Shopping Center are required by applicable law in order for the Premises to meet current code requirements for general retail use and such repairs, alterations, or improvements are not due solely to the specific nature of Tenant’s improvements, Landlord shall perform the same at its expense. The foregoing work shall be fully completed by Landlord, at no cost to Tenant, prior to the Commencement Date. In addition, Landlord shall provide Tenant with a work allowance of $55,000.00 for use by Tenant in performing its HVAC work and plumbing/fixturing work in bathrooms. The allowance shall be paid to Tenant within ten (10) days following Tenant’s installation of the HVAC system and completion of bathroom improvement work. If the allowance is not paid within thirty (30) days following completion of the foregoing work, Tenant shall be entitled to offset such unpaid amounts against rent due hereunder.

If Tenant objects to any allocated assessment of water and sewer usage under Article 10, Tenant shall be entitled to install separate meters for the Premises and shall thereafter not be billed by Landlord for master water or sewer costs.

11.2 Tenant’s Improvements. Tenant shall renovate the Building pursuant to Plans and Specifications which are approved by Landlord. As part of Tenants work, Tenant shall install an HVAC system with at least thirty (30) tons of capacity and which shall, in Tenant’s sole opinion, be adequate to service Tenant’s use of the Premises. Tenant shall have the further right, at any time after the date hereof, to make interior alterations and improvements to the Premises as Tenant shall deem necessary or desirable, provided that said construction shall be of first class quality. All improvements made by the Tenant shall become the property of the Landlord at the expiration of this Lease. If any alterations or improvements involve exterior or structural changes, Tenant shall obtain Landlord’s written approval prior to Tenant undertaking such work, such approval not to be unreasonably withheld or delayed.

11.3 Indemnity by Tenant. Tenant covenants and agrees promptly to pay all sums legally due and payable by Tenant on account of any labor performed or materials supplied for which Tenant is responsible for the payment of and for which any lien is or can legally be asserted against the Building, including the improvements thereon (or Tenant’s leasehold interest hereunder) and that Tenant will save Landlord harmless from and against all such asserted claims or liens, including the cost of removing same. Tenant agrees that any lien for services, labor, or materials provided can only be placed on the Tenant’s leasehold interest in the improvements placed upon the Building, but not the land or existing improvements.

11.4 Compliance with Laws. Tenant agrees that all construction, alteration and improvements by Tenant shall comply with all applicable and lawful statutes, rules, orders, ordinances, requirements, and regulations of the City of Richmond,

Virginia, the Federal Government, and any other governmental authority having jurisdiction over the Building. Tenant may, if in good faith and on reasonable grounds, dispute the validity of any charge, complaint, or action taken pursuant to or under color of any statute, rule, order, ordinance, requirement, or regulation, defend against the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid any adverse consequence of the same. Tenant agrees that any such contest shall be prosecuted to a final conclusion as speedily as possible, and that it will hold Landlord harmless with respect to any actions taken by any lawful governmental authority with respect thereto.

11.5. Use. Tenant shall have the right, during the term hereof, to occupy and to use the Premises as a satellite wagering facility with food and beverage (including alcoholic beverages) service, retail sales and for any other lawful purpose, provided same does not violate any applicable governmental regulation or any exclusive use granted to any existing tenant of the Shopping Center as of the date hereof, such restrictions being identified on Exhibit C hereto.

11.6 Environmental Statement. Notwithstanding any other provision of this Lease, Landlord affirmatively represents and warrants to Tenant that the Premises do not violate any applicable laws or regulations relating to environmental or other similar matters, and agrees to indemnify, defend and save harmless the Tenant from any claim, loss, damage or expense, including attorneys’ fees arising by virtue of any violation existing as of the date hereof.

11.7 Zoning. Landlord has no actual knowledge of any law, regulation, recorded covenant or restriction that would prohibit or interfere with Tenant’s use of the Premises as a restaurant, bar, and satellite wagering facility. Landlord shall not change or attempt to change the zoning of the Premises without Tenant’s prior written consent.

11.8 Fixtures and Other Inventory. All trade fixtures, furnishings, equipment, inventory and personal property of Tenant shall be and remain the personal property of Tenant and removable by Tenant at any time prior to, or within ten (10) days after, the termination of this Lease, and shall be so removed by Tenant at the request of Landlord within said ten (10) days after the termination of this Lease. Those fixtures that are integrated into the physical structure of the Premises shall not be removed and shall become the property of Landlord when so integrated, except in the case of machinery and equipment used in Tenant’s business, or trade fixtures which can be removed without damage to the Premises. Tenant agrees to promptly repair any damage to the Premises occasioned by the removal of Tenant’s trade fixtures, furnishings, and equipment.

11.9 Quiet Enjoyment. So long as Tenant is not in material default hereunder beyond any applicable cure period, Landlord covenants that Tenant shall have quiet possession and enjoyment of the Premises for the term of this Lease without hindrance on the part of Landlord and others claims through or under Landlord, and Landlord will warrant and defend Tenant in such quiet possession and enjoyment against the claims of all persons claiming by, through, or under Landlord.

ARTICLE 12

Utilities

12.1 Payment by Tenant. Tenant shall pay, or cause to be paid by others, when due, all charges for all gas, electricity, and all other utilities of every kind and nature whatsoever and for all other services used by Tenant and its sublessees in connection with the Premises, and Tenant will save Landlord harmless from all of such charges; provided, however, Landlord shall have caused all such services to be separately stubbed into the Premises and separately metered for Tenant.

ARTICLE 13

Maintenance and Repairs

13.1 Tenant’s Repairs. Tenant shall keep the Premises in good, clean condition, including keeping the HVAC system repaired and in working order. Tenant shall maintain an annual HVAC service maintenance contract and shall provide Landlord with a copy thereof.

13.2 Landlord’s Repairs. Landlord shall be responsible for maintenance, cleaning, repair and replacement to: (i) the roof; (ii) the structural walls, concrete floors, foundation and slab; (iii) the exterior water and sewer lines, (iv) the failure of any utility line under the floor slab or within a structural wall of the Premises, (v) all sidewalks, landscaping, grass areas, parking and other Common Areas in the Shopping Center, including grass cutting, clearing snow and ice removal, waste removal, striping and resurfacing of paved surfaces, exterior and parking lot lighting and utility poles, and (vii) cleaning, maintaining and repairing the Common Areas in first class condition.

13.3 No Changes. Landlord shall not modify or reduce the access drives, parking or other Common Areas in any manner, nor construct improvements or alterations in the Shopping Center if doing so would adversely affect Tenant’s use or access to the Premises or visibility of the Premises.

13.4 Tenant’s Completion of Landlord’s Obligations. In the event that Landlord fails or neglects to make repairs or corrections, as provided herein, within a reasonable period of time after notice from Tenant, then Tenant may make such repairs, and Landlord shall promptly reimburse Tenant for the actual cost thereof.

13.5 Good Working Condition; Warranties. Landlord represents, warrants, and covenants that the electricity, water, sanitary, and drainage sewers, telephone, and natural gas are available to the Premises and that Landlord will do nothing throughout the term of this Lease to interrupt such services, except for temporary interruptions during non-business hours (except in the case of emergencies) required to repair or renovate such service facilities. Landlord further represents, warrants, and covenants that at the beginning date of this Lease, the structural components roof, plumbing, and electrical systems in or affecting the Premises are in good working condition and satisfy all building and safety code requirements.

ARTICLE 14

Parties’ Indemnification

14.1 By Tenant. Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Building, arising at any time and from any cause other than by reason of the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any loss, cost, claim, expense and the like, including damage to any property, injury to or death of any person arising from or out of Tenant’s use and occupancy of the Building except arising out of the negligence or willful misconduct of Landlord, its contractors, employees or principals.

14.2 By Landlord. The Landlord hereby agrees to indemnify the Tenant and save the Tenant harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and damage to property arising from or out of any occurrence in, upon or within the Common Areas, or any part thereof, except arising out of the negligence or willful misconduct of Tenant, its contractors, employees or principals. In the event that the Tenant, without fault on its part, is made a party to any litigation commenced by or against the Landlord, the Landlord shall protect and hold the Tenant harmless and shall pay all costs and expenses, including reasonable attorney’s fees, incurred or paid by the Tenant in connection with such litigation.

14.3 Waiver of Recovery and Subrogation. Except as otherwise provided above, the Landlord and the Tenant hereby waive all claims, demands or rights of indemnity which either of them may have against the other on account of damage to the Premises or to any personal property located thereon or to other improvements in the Shopping Center resulting from fire or other casualties, no matter what the cause thereof may be even if such loss or damage results from the negligence of the other party, if and to the extent such loss or damage is covered (or required to be covered) by insurance benefiting the injured party. The parties waive their respective rights, as set forth herein, because adequate insurance is to be maintained to protect them against all such casualties and they have obtained or agree to obtain from their insurance carriers appropriate “waiver of subrogation provisions” in all such policies of insurance.

ARTICLE 15

Insurance and Loss by Casualty

15.1 Insurance. Landlord covenants that it will cause the Shopping Center and the Premises to be insured against loss by fire or other casualty, with special forms endorsement or other comparable form providing extended coverage, with a company or companies authorized to do business in the Commonwealth of Virginia, and in an amount sufficient at all times for the full replacement of such buildings and improvements in the event of total or partial loss by facilities of the same size and quality as existed upon the premises prior to such loss. Landlord shall promptly deliver to Tenant certificates of insurance relating to such policy or policies. The premiums for all such policies shall be paid by Landlord. Tenant shall carry and keep in force at all times public liability insurance with Landlord to be named as an additional insured, with combined single limit of Three Million Dollars ($3,000,000.00) for each occurrence for bodily injury and death and/or property damage to the Premises. Tenant shall promptly deliver to Landlord certificates of insurance relating to liability policies. Notwithstanding the foregoing, it is expressly understood that Tenant shall not be liable to Landlord hereunder for any claims or liability arising out of the negligence of Landlord, its agents, employees or invitees, or Landlord’s failure to comply with any of the terms and conditions of this Lease, or a condition on the Premises existing prior to the date hereof. Landlord shall provide a public liability insurance policy naming Tenant as additional insured with combined single limits of $5,000,000 for each occurrence, each person, for bodily injury and death and/or property damage. The coverage limits provided herein may be satisfied by a combination of primary and excess liability coverage.

15.2 Casualty. The loss or destruction of the Premises or the Shopping Center, whether by fire, earthquake, windstorm, or other casualty, shall not constitute grounds for the termination of this Lease by Tenant if the Premises can be, and are, repaired by Landlord within one hundred eighty (180) days, and such repair and restoration costs do not exceed seventy-five percent (75%) of the then total replacement cost of the Premises and related parking areas; provided, however, that damage or destruction of the Premises, in whole or in part, shall entitle Tenant to an abatement of rent or other charges herein required to be paid by Tenant until the Premises are restored to their pre-casualty condition. Within thirty (30) days of the loss or destruction of the Premises, parking areas or any Common Areas, Landlord shall notify Tenant in writing of the expected completion date of such repairs, and Landlord shall promptly commence and diligently prosecute to completion such demolition, repair, restoration, rebuilding, reconstruction, or replacement of the Premises, parking areas or any Common Areas. In the event the Premises, parking areas and other Common Areas are not substantially repaired and reconstructed by Landlord, or are not reasonably expected to be restored, within one hundred eighty (180) days after such destruction or damage then Tenant may, at its option, by giving notice to Landlord within thirty (30) days after the expiration of said period, terminate this Lease as of the fifteenth (15th) day after such notice if such restoration has not been completed, whereupon this Lease and the right, liabilities, and obligations of Landlord and Tenant shall expire on such day.

ARTICLE 16

Condemnation

16.1 Entire Premises. In the event the Premises or any substantial portion of the Common Areas shall be acquired by authority of any governmental agency in the exercise of its power of eminent domain or by purchase in lieu thereof, and such taking relates to substantially all of the fee simple title to the Premises, as well as to the entire right, title, and interest of Tenant, the rights and obligations of the parties hereunder (except rights and obligations arising prior to such taking or purchase) shall terminate as of the date of such taking, and the parties hereto agree that Landlord shall receive the value of the land and all improvements thereon, with the exception of Tenant’s signs, fixtures, equipment, and inventory.

16.2 Partial Taking. If, during the term of this Lease, a portion (but less than all) of the Premises or Common Area shall be acquired by authority of any government or governmental agency in the exercise of its power of eminent domain, or by private purchase in lieu thereof, and such taking or acquisition includes a portion of the Premises or more than ten percent (10%) of the parking spaces in the Shopping Center, the rent accruing thereafter shall be reduced in proportion to the reduction that the amount received by Landlord from said partial taking bears to the value of the land before such taking, as determined by an appraiser reasonably acceptable to Landlord and Tenant. If any portion of the Premises or more than twenty percent (20%) of the Shopping Center or more than ten percent (10%) of the parking spaces are taken or conveyed to an agency having the power of eminent domain, the Tenant may, at its election, terminate the Lease. If the Lease is not terminated, Landlord shall restore the Premises, the Common Area and other portions of the Shopping Center to a condition as substantially comparable as possible to their condition prior to the taking.

16.3 Award. Notwithstanding the above, the Tenant shall not have any claim to any portion of the award representing the real property or other portions of the Shopping Center, but shall be entitled to assert a claim for improvements placed thereon by the Tenant, fixtures and moving costs.

ARTICLE 17

Insolvency

17.1 By Tenant. Should Tenant make an assignment or other conveyance for the benefit of its creditors, or should a voluntary or involuntary petition in bankruptcy be filed by or against Tenant, and Tenant be adjudicated bankrupt by final decree of such adjudication, this Lease shall not be terminated as a result thereof so long as (and only so long as) the rental payments hereunder are not in arrears beyond the period specified in Article 18 hereof and there is no default on the part of Tenant with respect to any other provisions hereof.

ARTICLE 18

Default

18.1 Remedies of Landlord. Landlord and Tenant further covenant and agree that if default shall be made at any time by Tenant in the payment of rent or upon default in the payment of any sum which Landlord is entitled to under the terms of this Lease, or if Tenant shall be in material default hereunder, and if any such material default: (i) shall continue for ten (10) days in the case of default in the payment of rent after notice in writing thereof by Landlord to Tenant without further notice of any kind by Landlord to Tenant, or (ii) shall continue for thirty (30) days (in the case of any other default) after notice in writing thereof by Landlord to Tenant, if said material default is capable of being cured within thirty (30) days, or a reasonable time to cure same if such default is not capable of being cured within said thirty (30) days, provided Tenant undertakes and proceeds with due diligence and continuity to cure same, it shall be lawful for Landlord, at its election, after the termination of said ten (10) or thirty (30) days (as the case may be) to declare the term of this Lease ended and this Lease terminated, cancelled, and annulled (whereupon all rights of Tenant hereunder and in the Premises shall expire and terminate, but Tenant shall remain liable hereunder as hereinafter provided), and thereafter Landlord may reenter and take possession of the Premises as improved, and every part thereof, with process of law, and to distrain for any rent due or to become due hereunder or to institute such other appropriate proceedings as Landlord may be legally entitled to employ in the Premises. In the event of default, Landlord’s remedies shall be cumulative, and no remedy expressly provided for herein shall be deemed to exclude any other remedy allowed by law. Termination of this Lease by reason of Tenant’s default, as above provided, shall not relieve Tenant of its liabilities and obligations, and such liabilities and obligations shall survive any such termination. In the event of any such termination, Tenant shall remain in all events liable for the full rent to the date of such termination, and shall also be and remain liable and answerable in damages for the deficiency and loss of rent and other damages which Landlord may thereby sustain in respect of the balance of the term of this Lease, but it shall be Landlord’s duty to use commercially reasonable efforts to minimize damages to Tenant and to relet the Premises for the account and benefit of Tenant in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages may, at the option of Landlord, be recovered by Landlord in separate actions, from time to time, as Tenant’s obligation to pay rent would have accrued if the term hereof had continued, or from time to time as such damages shall have been made more easily ascertainable by reletting of the Premises, or such action by Landlord may, at the option of Landlord, be deferred until the expiration of the term hereof. In the event that Tenant defaults in the performance of any of its obligations hereunder and Landlord institutes any legal proceedings to recover possession of the Premises, or to enforce the performance by tenant of any of its obligations under this Lease, Landlord shall be entitled to reimbursement for its reasonable costs incurred, including reasonable attorney’s fees. Notwithstanding the foregoing, if the Premises are encumbered by any leasehold deeds of trust and Landlord has been given written notice thereof, then at the time of any such default, as hereinbefore set forth by Tenant, Landlord shall give written notice of such default to the noteholders of any such deeds of trust, and said noteholders shall have the right and time period afforded Tenant herein in which to cure any such default of Tenant, and if such default is so cured within said time period, the terms and provisions of this Lease shall remain in full force and effect for the benefit of the noteholders of any such deeds of trust or any assignee of said noteholders.

18.2 Remedies of Tenant. Other than in the event of an emergency, in the event Landlord fails to comply with any material covenant or obligation contained in this Lease within thirty (30) days after written notice from Tenant to Landlord of the noncompliance, Tenant shall have the right, in addition to Tenant’s other rights and remedies hereunder, at law and in equity, to: (a) terminate this Lease at any time thereafter upon written notice to Landlord; or (b) cure or attempt to cure such noncompliance. In the event of an emergency, or if such non-performance is or will disrupt Tenant’s normal use and operations at the Premises or if there is a risk of imminent damage to the property or injury to persons, Tenant shall have the right, in addition to Tenant’s other rights and remedies hereunder, at law and in equity, to cure or attempt to cure such noncompliance immediately and following reasonable notice to Landlord. If Tenant elects to cure such noncompliance by Landlord, any costs or expenses (including, without limitation, reasonable attorney’s fees and costs), plus interest at the Prime Rate of Bank of America plus three percent (3%) of the amount of such costs and expenses (collectively, the “Amount Due”) shall be set off from the next due installment or installments of rent or other charge due to Landlord hereunder. If there is no rent or other charge due to Landlord; the Amount Due shall be paid by Landlord to Tenant within ten (10) days after notice from Tenant to Landlord of the Amount Due. After such ten (10)-day period, interest shall accrue on such unpaid Amount Due at the above rate. The failure of Tenant to insist in any one (1) or more instances upon the strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver for the future of such covenant, right, or option, but the same shall continue in full force and effect.

ARTICLE 19

Assignment and Subletting

19.1 Tenant may not assign this Lease, in whole or in part, or sublet all or any part of the Premises without the express written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that no assignment or subletting by Tenant, voluntary or involuntary, shall in any way affect the terms, conditions, covenants, agreements, and provisions herein set forth, and any and all such assignments or subleases shall be at all time subject to this Lease and to the prior right, title, and interest of Landlord in and to the Premises. Any such assignment or subletting, in whole or in part, shall not relieve or release tenant of the primary responsibility for all payments, covenants, duties, and obligations hereunder. Landlord shall have the right to transfer or assign this Lease or Landlord’s reversion hereunder, and Tenant agrees to attorn to the lawful transferee thereof, but any such transfer or assignment shall be at all times subject to this Lease and the right of Tenant hereunder. The Tenant shall have the right to assign this Lease to a parent, subsidiary or affiliated company, or to an entity which merges with or consolidated into the foregoing, provided the Tenant and any guarantor of this Lease shall not be released from the obligations for the payment of rent and other requirements hereunder. Landlord acknowledges that Tenant may sublease the kitchen and certain restaurant facilities in the Premises to a third party, and Landlord hereby agrees to such sublease without further action by Tenant, subject to the foregoing.

ARTICLE 20

Subordination and Attornment

20.1 This Lease shall be subject and subordinate to any and all mortgages (as hereinafter defined) now or hereafter encumbering the Premises or any part thereof and placed thereon by Landlord and to all renewals, modifications, replacements, and extensions of such mortgages; provided, however, that the subordination herein contained shall not be effective with respect to any mortgage, unless and until the holder of such mortgage shall execute and deliver a non-disturbance and attornment agreement in favor of Tenant, providing that in the event its mortgage shall be foreclosed or the holder of the mortgage accepts a duly recorded deed in lieu of foreclosure, so long as no event of default shall have occurred and be continuing hereunder, and so long as Tenant shall attorn to the purchaser upon foreclosure, or the owner of the Premises pursuant to the deed in lieu of foreclosure, and continues to fully and completely perform Tenant’s duties and obligations under this Lease, the Lease shall not terminate by reason of such foreclosure or deed in lieu of foreclosure, Tenant’s possession and quiet enjoyment of the property shall not be disturbed and the purchaser, upon acceptance and recordation of the Trustee’s deed after such foreclosure or acceptance and recordation of such deed in lieu of foreclosure, its successors, or assigns, shall recognize Tenant and shall be obligated to perform fully and completely Landlord’s duties and obligations under this Lease arising from and after the date of acceptance and recordation of the Trustee’s deed or deed in lieu of foreclosure. Landlord shall promptly advise Tenant in writing if it shall enter into any mortgage affecting the Premises after the date hereof. In such event, Landlord shall use its best efforts to cause the holder of any mortgage affecting the Premises to enter into a nondisturbance agreement with Tenant substantially in the form of Exhibit D attached hereto. As used in this paragraph, the term “mortgage” shall mean any mortgage, deed to secure debt, deed of trust, trust deed, sale-leaseback, lease-leaseback, or other collateral conveyance of, or lien, or encumbrance against the Premises or any part thereof.

ARTICLE 21

Conditions Precedent

21.1 The respective obligations set forth herein of Landlord and Tenant shall be subject to the fulfillment of the conditions set forth below, or such conditions shall have been waived by the Tenant:

(a) The Virginia Racing Commission and any other applicable regulatory bodies shall have granted a license to Tenant to own and operate a satellite wagering facility in the Premises;

(b) Tenant shall have secured all requisite State and local governmental approvals for the operation of a restaurant and satellite wagering facility;

(c) Tenant shall have secured a license to serve alcoholic beverages from the Virginia Alcohol Beverage Control Bureau;

(d) The current holder of a mortgage affecting the Premises shall have executed and delivered a Subordination, Nondisturbance and Attornment Agreement substantially in the form of Exhibit D attached hereto;

(e) Landlord shall have secured any Tenant or Lender consents related to the Shopping Center that are required by Tenant’s use of the Premises as described in paragraph 11.5; and

(f) Tenant shall have satisfied itself that it can obtain governmental approvals for its signs as provided in Section 8.2, and that it can operate its business under the current zoning affecting the Shopping Center and the Premises.

(g) Landlord and Tenant shall have reached agreement on the location for Tenant’s telecommunications equipment, satellite dish, etc,. pursuant to Section 8.3.

Notwithstanding the foregoing, if such conditions precedent set forth in clauses (a) – (c) above have not been satisfied or waived by Tenant on or before May 15, 2003, and the conditions precedent set forth in clauses (d), (e), (f) and (g) above have not been satisfied or waived by Tenant on or before ninety (90) days after the date hereof, Tenant may terminate this Lease upon written notice to Landlord following which Landlord and Tenant shall have no obligations to one another hereunder. The May 15, 2003 deadline date for Tenant to terminate based on clauses (a) - (c) may be extended through May 1, 2004 upon payment by Tenant of a non-refundable deposit of $2,500.00 per month, such payments to be made by the 10th day of each month beginning with July 2003.

ARTICLE 22

Early Termination

22.1 Notwithstanding any provision to the contrary contained in this Lease, Tenant shall have the right to terminate this Lease upon six (6) months’ written notice to Landlord in the event that at any time during the initial term or any renewal (i) the Virginia Racing Commission revokes Tenant’s license to own and operate a satellite wagering facility on the Premises, provided Tenant does not open a satellite wagering facility within four (4) miles of the Premises during the one (1) year period following termination of this Lease and/or (ii) Haynes Furniture ceases operating in 100% of its Premises as they are used for retail selling space (approximately 100,000 square feet) today unless a comparable retail operator commences operating in 100% of such retail selling space within ninety (90) days after Haynes closes. Upon such termination, neither Landlord nor Tenant shall have any rights or obligations with respect to the other under this Lease other than Tenant’s duty to surrender the Premises as required herein.

ARTICLE 23

Force Majeure

23.1 In the event that Landlord or Tenant shall be delayed, hindered in, or prevented from the performance of any action required hereunder by reason of strikes, lock-outs, riots, insurrection, war, acts of God, or other reason of a like nature not the fault of such parties or not within their control, then performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

ARTICLE 24

Successors and Assigns

24.1 This Lease shall be binding upon and shall inure to the benefit of the parties hereto, and to their respective personal and legal representatives, estates, heirs, legatees, assigns, and successors in interest.

ARTICLE 25

Landlord’s Covenants

25.1 In connection herewith, Landlord has granted Tenant a reasonable credit toward rent for and in consideration of the Tenant undertaking to make substantial repairs and renovations to the Premises, it being understood that all repairs, additions, and improvements to the Premises shall become part of the freehold, and title to same shall be vested in Landlord upon vacation of the Premises by the Tenant, with the exception of Tenant’s signs within or upon the Premises or the Shopping Center, equipment, furnishings, inventory, trade fixtures and other personal property, as provided in paragraph 11.6 hereof.

ARTICLE 26

Relationship of Landlord and Tenant

26.1 It is expressly understood that Landlord shall not be construed or held to be a partner, joint venturer, or associate of Tenant in the conduct of its business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

ARTICLE 27

Right to Inspect

27.1 Upon twenty-four (24) hours’ written notice to Tenant, Landlord or its agents shall have access to the Premises and improvements thereon at any and all reasonable times for the purpose of inspecting the Premises. Tenant agrees to furnish an agent of Tenant for such purpose upon request therefor, after reasonable notice, by Landlord.

ARTICLE 28

Estoppel Certificates

28.1 Landlord and Tenant will, at the request of the other, execute, acknowledge, and deliver to the requesting party a certificate certifying: (i) whether or not this Lease is unmodified and in full force and effect (or, if there have been modifications, the extent to which this Lease is in full force and effect as modified and stating the modifications); (ii) whether or not there are then existing any offsets or defenses against the enforcement of any other provisions of this Lease (and if so, specifying the same); and (iii) the dates, if any, to which the rent and other charges have been paid in advance. Any such certificate may be relied upon by any prospective mortgagee or mortgagees of the Premises or of any part thereof, or any prospective assignee or mortgagee of Tenant’s interest hereunder.

ARTICLE 29

Brokerage

29.1 Landlord and Tenant each warrant and represent to the other that except for Divaris Real Estate (“Broker”), whose commission shall be paid by Landlord, there was no broker or agent involved by it in consummating this Lease, and that no conversations or prior negotiations were had with any broker or agent concerning the renting of the Premises. Landlord and Tenant shall each indemnify and hold the other harmless against any claims for brokerage or other commissions arising by reason of a breach of its aforesaid representation and warranty.

ARTICLE 30

Recordation

30.1 Landlord agrees that it will, upon Tenant’s written request, execute and record a memorandum or short form lease in form and substance acceptable to Tenant at Tenant’s expense.

ARTICLE 31

Gender and Number

31.1 Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural (and vice-versa) when the sense requires.

ARTICLE 32

Time is of the Essence

32.1 Time is of the essence, and each party recognizes same.

ARTICLE 33

Titles

33.1 The titles and article or paragraph headings are inserted for convenience only and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they enter.

ARTICLE 34

Waiver

34.1 The failure of Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, or option, but the same shall be and remain in full force and effect; and it is further agreed that the acceptance by Landlord of rent from Tenant shall not constitute a waiver of such breach, nor a waiver of the right of Landlord to insist upon Tenant’s curing such breach or default.

ARTICLE 35 - Intentionally Deleted.

ARTICLE 36

Validity

36.1 In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

ARTICLE 37

Applicable Law

37.1 This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the Commonwealth of Virginia.

ARTICLE 38

Entire Agreement

38.1 This instrument contains all the agreements and conditions made between the parties hereto, and there are no promises, agreements, conditions, or understandings, either oral or written, expressed or implied, between them, other than as herein set forth. This Lease supersedes all prior understandings, agreements, and conditions, whether oral or written, between the parties hereto, and may not be modified orally or in any other manner other than by an agreement in writing, signed by all the parties hereto or their respective successors in interest.

ARTICLE 39

Effectiveness of Lease

39.1 This Lease shall not be effective until executed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord, by its duly authorized representative, and Tenants have signed and sealed this Agreement as of the day and year first above written.

LANDLORD:

HAYNES CHIPPENHAM PLAZA, L.L.C., a Virginia limited liability company

By:	HAYNES FURNITURE COMPANY, INC., a Virginia corporation,
Member-Manager

By:	(SEAL)
Name:
Title:

TENANT:

COLONIAL DOWNS, L.P., a
Virginia limited partnership

By:	STANSLEY RACING CORP., a Virginia corporation, its sole general partner

By:	(SEAL)
Ian M. Stewart, President

Exhibit A

The Shopping Center and the Premises

1

Exhibit A

Exhibit A-1

Parking and Signs

1

Exhibit A-1

Exhibit B

Pylon Sign

1

Exhibit B

Exhibit C

Restrictions

The following restrictions pertain to the Shopping Center:

1.	Pursuant to a Declaration of Restrictive Covenant dated June 19, 2000 and recorded as instrument number 0026279, by Haynes Furniture Company, Incorporated, as owner, for the benefit of Delhaize America, Inc., formerly known as Food Lion, Inc., the Owner has agreed that it will not, until March 31, 2013:

a.	Lease, rent or sell any portion of the Premises or allow any portion of the Premises to be occupied as a grocery store or a supermarket, or

b.	Lease, rent or sell any portion of the Premises to or allow any portion of the Premises to be occupied by a tenant, the majority of whose sales results from the sale of food items.

2.	Pursuant to that certain Lease made as January 31, 2001, by and between Harbor Freight Tools USA, Inc., as Tenant, and Haynes Furniture Company, Incorporated, as Landlord, Harbor Freight Tools USA, Inc., has the exclusive right in the Premises and Shopping Center to operate a retail store for sales of hardware, tools, and related merchandise and services.

1

Exhibit C

Exhibit D

THIS INSTRUMENT WAS PREPARED BY HOFHEIMER NUSBAUM, P.C.

SUBORDINATION NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT made this      day of                              2003, among COLUMN FINANCIAL, INC., a Delaware corporation, its successors and assigns (hereinafter referred to as “Lender”) (Index as Grantor and Grantee), COLONIAL DOWNS, L.P., a Virginia limited partnership, (hereinafter referred to as “Tenant”) (Index as Grantor and Grantee), and HAYNES CHIPPENHAM PLAZA, L.L.C., a Virginia limited liability company (hereinafter referred to as “Landlord”) (Index as Grantor and Grantee).

STATEMENT OF BACKGROUND

Landlord and Tenant have entered into a certain lease (hereinafter referred to as the “Lease”), dated May     , 2003, relating to the premises described in the Lease (hereinafter referred to as the “Premises”) which are described in, or are a part of the property described in Exhibit “A” attached hereto and by this reference made a part hereof. Lender has made a loan to Landlord in the principal amount of $7,000,000 secured by a mortgage or security deed (hereinafter referred to as the “Mortgage”) and an assignment of leases and rents from Landlord to Lender covering certain property described therein (the “Property”) including the Premises. Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease.

STATEMENT OF AGREEMENT

For and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options (including options to acquire or lease all or any part of the Premises), liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) the Lease shall continue in full force and effect as a direct Lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender will not disturb the possession of Tenant, and (b) the

1

Exhibit D

Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof and Tenant’s rights under the Lease and shall not disturb Tenant’s possession of the Premises; provided, however, that Lender shall not be liable for any act or omission of any prior landlord (including Landlord), nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month or any security deposit or other prepaid charge paid to any prior landlord (including Landlord) nor shall it be bound by any amendment or modification of the Lease made without its written consent. Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable Law in order for Lender to avail itself of and complete the foreclosure or other remedy.

3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises reasonably acceptable to Tenant.

4. Tenant acknowledges that Landlord may execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. Tenant agrees to notify Lender of any default(s) by Landlord under the Lease; Lender shall have the same right to cure such default(s) as is provided to Landlord under the Lease.

5. Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession. In the event that Lender shall acquire title to the Premises or the Property, Lender shall have no obligation, nor incur any liability, beyond Lender’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender, hereunder, under the Lease or under any new lease of the Premises.

6. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

7. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

8. Lender shall not, either by virtue of the Mortgage, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become

2

Exhibit D

subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liability or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

9. Any and all notices, elections, approvals, consents, demands, requests and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Any notice, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

Column Financial, Inc.

11 Madison Avenue, 5th Floor

New York, NY 10010

Attn: Edmund Taylor

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

Colonial Downs, L.P.

10515 Colonial Downs Parkway

New Kent, VA 23124

with a copy to:

James L. Weinberg, Esq.

Hirschler Fleischer

P.O. Box 500

Richmond, VA 23218-0500

and, if given to Landlord, must be addressed as follows, subject to change as provided hereinabove:

Haynes Chippenham Plaza, L.L.C.

5324 Virginia Beach Blvd.

Virginia Beach, VA 23462

10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease. The term “Lender” refers to Lender and to any successor-in-interest of Lender under the Mortgage.

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Exhibit D

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

COLUMN FINANCIAL, INC.,
a Delaware corporation

By:
Name:
Title:

LANDLORD:

HAYNES CHIPPENHAM PLAZA, L.L.C.,
a Virginia limited liability company

By:	HAYNES FURNITURE COMPANY,
INCORPORATED, a Virginia
corporation, its Managing Member

By:
Name:
Title:

TENANT:

COLONIAL DOWNS, L.P., a Virginia
limited partnership

By:	STANSLEY RACING CORP., a
Virginia corporation, its sole general partner

By:
Ian M. Stewart, President

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Exhibit D

STATE OF VIRGINIA

COUNTY/CITY OF                                     , to-wit:

The foregoing Subordination, Non-Disturbance and Attornment Agreement was acknowledged before me this      day of                         , 2003, by                                                                   of Column Financial, Inc., a Delaware corporation, on behalf of said corporation. He/She is personally known to me or has produced a driver’s license as identification.

Notary Public

My Commission Expires:

STATE OF VIRGINIA

COUNTY/CITY OF                             , to-wit:

The foregoing Subordination, Non-Disturbance and Attornment Agreement was acknowledged before me this      day of                         , 2003, by                                                                   of Hayes Furniture Corporation, Incorporated, a Virginia limited liability company, on behalf of said company. He/She is personally known to me or has produced a driver’s license as identification.

Notary Public

My Commission Expires:

5

Exhibit D